NEWS RELEASE
For more information, contact:
Bradley T. Howes
Investor Relations Officer
(248) 312-2000

Flagstar Reaches Settlement with Freddie Mac over Mortgage Repurchase Obligations

Agreement Follows Previously Announced Resolution with Fannie Mae

TROY, Mich., December 30, 2013 - Flagstar Bancorp, Inc. (NYSE: FBC) ("Flagstar" or the "Company"), the holding company for Flagstar Bank, FSB (the "Bank"), today announced that the Bank has entered into an agreement with the Federal Home Loan Mortgage Corporation ("Freddie Mac") to resolve substantially all of the repurchase requests and obligations associated with loans originated between January 1, 2000 and December 31, 2008 and sold to Freddie Mac.

The total resolution amount is $10.8 million, but after paid claim credits and other adjustments, the Bank will pay $8.9 million to Freddie Mac. The amount of Flagstar's current representation and warranty reserve specific to the loans covered by the agreement is sufficient to cover the payment amount.

"This agreement is another positive step for Flagstar in further reducing the Company's risk profile while supporting improved performance," said Alessandro (Sandro) DiNello, Flagstar's President and Chief Executive Officer. "We believe that our accomplishments in 2013 have positioned Flagstar for sustainable long-term growth in 2014 and beyond."

About Flagstar

Flagstar is a full-service financial institution offering a range of products and services to consumers, businesses, and homeowners. With $11.8 billion in total assets at September 30, 2013, Flagstar is the largest bank headquartered in Michigan. Flagstar operates 111 banking centers, all of which are located in Michigan, and 45 home lending centers located in 19 states, which primarily originate one-to-four family residential first mortgage loans. Originating loans nationwide, Flagstar is one of the leading originators of residential first mortgage loans. For more information, please visit flagstar.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that are difficult to predict and could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Forward-looking statements contained in this press release and any information related to expectations about future events or results are based upon information available to the Company as of the date hereof. Forward-looking statements can be identified by such words as "anticipates," "intends," "plans," "seeks," "believes," "expects", "estimates," and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements made regarding the Company's current expectations, plans or forecasts of its core business drivers, credit related costs, asset quality, capital adequacy and liquidity, the implementation of the Company's business plan and growth strategies, the suspension of dividend payments on preferred stock, the deferral of interest payment on trust preferred securities, the result of improvements to the Company's servicing processes, the Company's strategy for outsourcing its non-core default servicing business and other similar matters. Although we believe that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies, and other factors. Accordingly, we cannot give you any assurance that our expectations will in fact occur or that actual results will not differ materially from those expressed or implied by such forward-looking statements. We caution you not to place undue reliance on any forward-looking statement and to consider all of the following uncertainties and risks, as well as those more fully discussed in the Company's filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, our Form 10-K and Forms 10-Q: volatile interest rates that impact, among other things, the mortgage banking business, our ability to originate loans and sell assets at a profit, prepayment speeds and our cost of funds; changes in regulatory capital requirements or an inability to achieve or maintain desired capital ratios; actions of mortgage loan purchasers, guarantors and insurers regarding repurchases and indemnity demands and uncertainty related to foreclosure procedures; uncertainty regarding pending and threatened litigation; our ability to control credit related costs and forecast the adequacy of reserves; the imposition of regulatory enforcement actions against us; our compliance with the Supervisory Agreement with the Board of Governors of the Federal Reserve System and the Consent Order with the Office of the Comptroller of the Currency. Except to the extent required under the federal securities laws and the rules and regulations promulgated by the SEC, the Company undertakes no obligation to update any such statement to reflect events or circumstances after the date on which it is made.